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                                EXHIBIT 4.33

                       PLEDGE AND SECURITY AGREEMENT


PLEDGE AND SECURITY AGREEMENT ("this Agreement") dated as of June 24, 1997, between DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC., a cooperative association duly organized and validly existing under the laws of the State of South Dakota and DAKOTA TELECOM, INC., a corporation duly organized and validly existing under the laws of South Dakota (hereinafter, collectively called the "Pledgor"), and RURAL TELEPHONE FINANCE COOPERATIVE, a South Dakota cooperative association (the "Lender").

Pledgor and the Lender are parties to a Loan Agreement dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for an extension of credit to be made by the Lender to Pledgor in the principal amount of up to $28,421,052.

To induce the Lender to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined). Accordingly, the parties hereto agree as follows:

    SECTION 1. DEFINITIONS. To the extent not inconsistent herewith, capitalized terms defined in the Loan Agreement are used herein as defined therein. In addition, as used herein:

    "BASIC DOCUMENTS" shall mean the Loan Agreement and the Note.

    "COLLATERAL" shall have the meaning ascribed thereto in Section 2 hereof.

    "SECURED OBLIGATIONS" shall mean, collectively, all obligations of Pledgor to the Lender hereunder and under the Basic Documents.

    "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

    SECTION 2. THE PLEDGE AND SECURITY INTEREST. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Pledgor hereby pledges, grants, assigns, transfers, conveys and sets over to the Lender a security interest in all of Pledgor's right, title and interest in the property described in paragraph 1 of Schedule A hereto, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"). Schedule A attached hereto is an integral part of this Pledge Agreement and contains both a description of and certain

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representations regarding the Collateral.  Pledgor Covenants and agrees with Lender that Pledgor will not, directly or indirectly, without prior written consent of the Lender, transfer, issue or sell any stock of the Pledgor, or any Subsidiary, or enter into any agreement which may result in the transfer, issuance or sale of any stock of Pledgor, or of its Subsidiaries, whether common or preferred.

    SECTION 3. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, each Pledgor hereby agrees with the Lender as follows:

    3.01 DELIVERY AND OTHER PERFECTION.  Pledgor shall:

         (i) deliver to the Lender, endorsed in blank for transfer or accompanied by duly executed stock powers or other instruments of assignment and transfers in such form and substance as the Lender may request, all stock certificates or other securities representing any of the Collateral;

        (ii) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest; and

         (iii) permit representatives of the Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from the books and records pertaining to the Collateral, and permit representatives of the Lender to be present at Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, all in such manner as the Lender may require.

    3.02 OTHER FINANCING STATEMENTS. Without the prior written consent of the Lender, Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Lender is not named as the sole secured party for the benefit of the Lender.

    3.03 PRESERVATION OF RIGHTS. The Lender shall not be required to take steps necessary to enforce or preserve any rights under any contract, instrument, or agreement included in the Collateral.

    3.04 RIGHTS REGARDING COLLATERAL. So long as no Event of Default under the Loan Agreement shall have occurred and be continuing, Pledgor shall have the right to exercise all of its voting, consensual and other

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powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, or any of the Basic Documents, and shall be entitled to receive, spend and otherwise utilize all dividends and other distributions with respect to the Collateral; provided, however, that Pledgor agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Pledge Agreement or any of the Basic Documents. The Lender shall execute and deliver to Pledgor or cause to be executed and delivered to Pledgor all such proxies, powers of attorney, dividend checks (duly endorsed to Pledgor), and other orders, and all such instruments, without recourse, as Pledgor may reasonably request for the purpose of enabling it to exercise its rights and powers which it is entitled to exercise pursuant to this Section 3.04.

    3.05 EVENTS OF DEFAULT, ETC. If during the period an Event of Default under the Loan Agreement (as such term is defined thereunder) occurs and is continuing, then, subject to applicable law and approvals, if necessary, of regulatory agencies:

         (i) the Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (and to the extent permitted by applicable law, whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted);

         (ii) the Lender in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

        (iii) the Lender may, upon 15 business days prior written notice to Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents, sell or otherwise dispose of all or any part of such Collateral, at such place or places as the Lender deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of sale (except such notice as is required above, or as is required by applicable statute and cannot be waived) and the Lender or anyone else may be the purchaser or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of Pledgor any such demand, notice or right or equity being hereby expressly waived and released. The proceeds of each collection, sale or other disposition under this
     Section 3.05 shall be applied in accordance with Section 3.09.

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    3.06 DEFICIENCY.  If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, Pledgor shall remain liable for any and all deficiency for which Pledgor is obligated under this Agreement.

    3.07 PRIVATE SALE. The Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner in accordance with applicable law. Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, unless the related sale was not conducted in a commercially reasonable manner in accordance with applicable law.

    3.08 REMOVALS, ETC. Without 30 days prior written notice to the Lender, Pledgor shall not maintain any of its books and records with respect to the Collateral at any office other than its office as provided in Schedule A hereto as of the date hereof or maintain its office or its principal place of business at any other place other than at such location.

    3.09 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Lender under this Section 3, shall be applied by the Lender:

         First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable compensation to the Lender and its agents and counsel, and all expenses, and advances made or incurred by the Lender in connection therewith;

         Second, to the payment in full of the Secured Obligations described in Section 1 hereof; and

         Finally, to the payment to Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 3, "proceeds" of Collateral shall mean cash, securities and other property realized with respect to, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any issuer of or obligor on any of the Collateral.

    3.10 ATTORNEY-IN-FACT. Subject to the Lender having first obtained any required approval from regulatory agencies, without limiting any rights or powers granted by this Agreement to the Lender while no Event of Default

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under the Loan Agreement has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default under the Loan Agreement the Lender is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Section 3 and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest, provided that the Lender shall not take any action pursuant to the authority granted to it in this Section 3.10 without first notifying Pledgor in writing thereof. Without limiting the generality of the foregoing, so long as the Lender shall be entitled under this Section 3 to make collections in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

    SECTION 4.     MISCELLANEOUS.

    4.01 INITIAL FINANCING STATEMENTS. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall file such financing statements and other documents in such offices as the Lender may request to perfect the pledge and security interest granted by this Agreement.

    4.02 FURTHER ASSURANCES. Pledgor agrees that, from time to time upon the written request of the Lender, Pledgor will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Agreement.

    4.03 NO WAIVER. No failure on the part of the Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

    4.04 EXPENSES. Pledgor agrees to pay to the Lender all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Agreement, or performance by the Lender of any obligations of Pledgor with respect to the Collateral which Pledgor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement with respect to any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise and all such expenses shall be Secured Obligations to the Lender secured under
Section 2 hereof.

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    4.05 TAXES.  Pledgor agrees to pay before delinquency any tax or other governmental charge which is or can become through assessment, distraint or otherwise a lien on the Collateral and to pay any tax or other governmental charge which may be levied on the transactions hereunder, provided that nothing herein shall require Pledgor to pay any such tax or other governmental charge with respect to which Pledgor is prosecuting in good faith appeal or other proceedings shall have been fully bonded or otherwise effectively stayed.

    4.06 TERMINATION. When all Secured Obligations shall have been paid in full and the Loan Agreement shall have terminated, this Agreement shall terminate, and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Pledgor.

    4.07 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, PROVIDED THAT AS TO COLLATERAL LOCATED IN ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF VIRGINIA, THE LENDER SHALL HAVE ALL THE RIGHTS TO WHICH A SECURED PARTY UNDER THE LAWS OF SUCH JURISDICTION IS ENTITLED.

    4.08 NOTICES. All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a telecopied or mailed notice, upon receipt, in each case given or addressed as provided for herein. The Address for Notices of the respective parties are on the last page of this Agreement.

    4.09 WAIVERS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Pledgor and the Lender.

    4.10 HEADINGS. The headings and sub-headings contained in this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

    4.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Pledgor, the Lender and each subsequent holder of the Secured Obligations (provided, however, that Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Lender).


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    4.12 COUNTERPARTS.  This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.


    IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the day and year first above written.

(SEAL)                       DAKOTA COOPERATIVE TELECOMMUNICATIONS,
                               INC.

                             By: /s/James H. Jibben
                             Title: President

ATTEST: /s/John Schaefer
         Secretary
                                 ADDRESS: 29705 453rd Avenue
                                          P.O. Box 66
                                          Irene, South Dakota 57037

                                 TELECOPY NUMBER: 605-263-3995

(SEAL)                       DAKOTA TELECOM, INC.

                             BY: /s/Jeff Goeman
                             Title: President

ATTEST: /s/Palmer Larson
         Secretaru
                                 ADDRESS: 29705 453rd Avenue
                                          P.O. Box 66
                                          Irene, South Dakota  57037

                                 TELECOPY NUMBER: 605-263-3995

(SEAL)                       RURAL TELEPHONE FINANCE COOPERATIVE

                             BY: /s/Kenneth A. Fried
                                  Assistant Secretary-Treasurer

ATTEST: /s/Janelle M. Keefer
            Assistant Secretary-Treasurer

                                 ADDRESS:   Woodland Park
                                            2201 Cooperative Way
                                            Herndon, VA 20171-3025

                                 TELECOPY:  703-709-6776

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                      SCHEDULE A TO PLEDGE AND SECURITY AGREEMENT

1. "COLLATERAL", AS DEFINED AND DESCRIBED IN SECTION 2 OF THE PLEDGE AND SECURITY AGREEMENT, SHALL BE:

       (a) (1)    9,303  Shares of Common Stock and  0  Shares of
     Preferred Stock of Dakota Telecom Inc. As of the date hereof, Dakota Telecom Inc. has issued and outstanding 9,303 Shares of Common Stock and 0 Shares of Preferred Stock;

       (a) (2)   1,000  Shares of Common Stock and 0 Shares of
     Preferred Stock of Iway, Inc. As of the date hereof, Iway, Inc. has issued and outstanding 1,000 shares of Common Stock and 0 shares of Preferred Stock.

       (a) (3) 1,000     Shares of Common Stock and  0 shares of
     Preferred Stock of TCIC Communications, Inc. as of the date hereof, TCIC Communications, Inc. has issued and outstanding 1,000 shares
     of Common Stock and  0   shares of Preferred Stock.

       (a) (4)  43,500     Shares of Common Stock and   0    Shares of
     Preferred Stock of Dakota Telecommunications Systems, Inc. As of the date hereof, Dakota Telecommunications, Inc. has issued and
     outstanding 43,500 shares of Common Stock and    0   shares of
     Preferred Stock.

       (a) (5) 1,700     Shares of Common Stock and   0   Shares of
     Preferred Stock of Dakota Wireless Systems, Inc. As of the date hereof, Dakota Wireless Systems, Inc. has issued and outstanding
     1,700 shares of Common Stock and  0   shares of Preferred Stock.

       (b) without affecting any provision prohibiting such action hereunder or under the Loan Agreement, in the event of any consolidation or merger in which Dakota Cooperative Telecommunications, Inc. or any of its Subsidiaries is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger distributed in respect of the Pledged Stock; and

       (c) all proceeds of and to any of the property described in clauses (a) and (b) above in this Section 1 and, to the extent related to any property described in said clauses or above in this clause (c), all books, correspondence, credit files, records, invoices and other papers.

       (d) all dividends on Dakota Cooperative Telecommunications, Inc. or Dakota Telecom, Inc. or its Subsidiaries' stock, and any other distribution to its stockholders, relating to said stock; provided, however, that prior to the occurrence of an Event of Default under the Loan Agreement and so long as such an Event of

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     Default is not continuing, the Pledgor shall be entitled to receive, spend and otherwise utilize free of the security interest granted hereby any and all cash dividends and other distributions with respect to the pledged stock to the extent permitted by the terms and conditions set-forth in the Loan Agreement and Pledge and Security Agreement.

     The Pledgor represents and warrants that the Collateral is owned by the Pledgor free and clear of any lien or encumbrance and that such Collateral is not subject to any restrictions as to transfer, except those specifically disclosed in writing to Lender or such as may be imposed by applicable law affecting transfers generally.

2. Pledgor's office, as referred to in Section 3.08 of the Pledge and Security Agreement, is located at 29705 453rd Avenue, P.O. Box 66, Irene, South Dakota 57037.